Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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                              FIRST PULASKI NATIONAL CORPORATION
                                     (Name of Registrant as Specified in Its Charter)

                              FIRST PULASKI NATIONAL CORPORATION
                                        (Name of Person(s) Filing Proxy Statement)

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FIRST PULASKI NATIONAL CORPORATION
206 SOUTH FIRST STREET
PULASKI, TENNESSEE 38478

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 24, 2003

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the First Pulaski National Corporation (the "Company") will be held in the Cox & Curry Center of the First National Bank of Pulaski, Tennessee located at 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 24, 2003, at 1:00 p.m., local time, for the following purposes:

        (1)     To elect thirteen (13) directors of the Company;

        (2)     The ratification of the appointment of the Certified Public Accounting Firm of Putman & Hancock,
                 Certified Public Accountants, as the Company's independent auditors for the fiscal year ending
                 December 31, 2003; and

        (3)     To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

                 NOTE:  The Board of Directors is not aware of any other business to come before the meeting.

          Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned.  Shareholders of record at the close of business on March 18, 2003 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

          You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope.  If you attend the meeting and wish to vote in person you may revoke your proxy at that time and vote by ballot.

                                                                         BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                 /s/Harold Bass

                                                                         HAROLD BASS
                                                                         CORPORATE SECRETARY

Pulaski, Tennessee
April 11, 2003

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
FIRST PULASKI NATIONAL CORPORATION
206 SOUTH FIRST STREET
PULASKI, TENNESSEE 38478
(931) 363-2585

ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 2003

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Pulaski National Corporation (the "Company") to be used at the Annual Meeting of Shareholders of the Company ("Meeting").  The Company is the holding company for First National Bank of Pulaski (the "Bank"). The Meeting will be held in the Cox & Curry Center of First National Bank of Pulaski at 206 South First Street, Pulaski, Tennessee 38478, on Thursday April 24, 2003, at 1:00 p.m., local time.  This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about April 11, 2003.  The Company's directors, executive officers and other employees, not specifically employed for this purpose, may solicit proxies by personal interview, mail, telephone or facsimile.  They will not be paid additional remuneration for their efforts.  This proxy solicitation will be paid for by the Company.  The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

VOTING AND PROXY PROCEDURE

          Shareholders Entitled to Vote.  Shareholders of record as of the close of business on March 18, 2003 ("Voting Record Date") are entitled to one vote for each share of common stock, $1.00 par value per share, (the "Common Stock") of the Company then held.  At the close of business on the Voting Record Date the Company had 1,643,419 shares of Common Stock issued and outstanding held by 1,438 shareholders.

          If your Company Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.  Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.  If you wish to change your voting instructions after you have returned your voting instructions form to your broker or bank, you must contact your broker or bank.

          Quorum.  The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.  Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

          Voting.  The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting.  When a proxy card is returned to the Company properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below, and FOR the ratification of the appointment of the independent auditors.  If a shareholder attends the Meeting, he or she may revoke his or her proxy and vote by ballot.

          The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote.  The Company's Charter provides that shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

          With respect to the other proposal to be voted upon at the Meeting, shareholders may vote for or against the proposal or may abstain from voting.  Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote.  Abstentions will have the effect of a vote against the outcome of this proposal while broker non-votes will have no effect on the outcome of this proposal.

          Revocation of a Proxy.  Shareholders who execute proxies retain the right to revoke them at any time.  Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Meeting.  Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act").  Management knows of no persons who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date.

          The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 18, 2003 (unless otherwise noted), for:

  each of the Company's directors and nominees.

  each of the Company's executive officers named in the Summary Compensation Table; and

  all of the Company's directors and executive officers as a group.

          The percentages of shares outstanding provided in the tables are based on 1,643,419 voting shares outstanding as of March 18, 2003.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Unless otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of stock listed as owned by that person.  The number of shares shown also includes the interest of certain persons in shares held by family members in their own right.  Shares issuable upon exercise of options that are exercisable within sixty days of March 18, 2003 are considered outstanding for the purpose of calculating the percentage of outstanding shares of the Company's Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

Name (1)	Number of Shares Beneficially Owned	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Percent of Shares Outstanding

Directors
David E. Bagley	8,609 (2)	725	0.57%
Johnny Bevill	23,130 (3)	500	1.44%
James K. Blackburn, IV	3,893	4,750	0.52%
Wade Boggs	6,835 (4)	1,500	0.51%
James H. Butler	6,197 (5)	3,053	0.56%
James T. Cox (6)	11,770 (7)	5,000	1.02%
Parmenas Cox	23,669	500	1.47%
Gregory C. Dugger	7,580 (8)	500	0.49%
Charles D. Haney	15,025 (9)	1,000	0.97%
James Rand Hayes	19,080 (10)	500	1.19%
Mark A. Hayes (6)	2,075 (11)	13,000	0.91%
William A. McNairy	1,440 (12)	250	0.10%
W. Harwell Murrey	35,129 (13)	3,591	2.35%
Bill Yancey	6,950 (14)	500	0.45%
Named Executive Officers
Edwin D. Moore	1,935 (15)	3,000	0.30%

Directors and Executive Officers as a group (16 persons)	167,712	38,369	12.25%

________________________

(1)    The address of all parties shown in this table is 206 South First Street, Pulaski, Tennessee 38478.
(2)    Includes 600 shares held by Bagley & Bagley Insurance Company, 6,259 shares held by Cede & Company as custodian for Bagley & Bagley Pension Trust, 400 shares held by Cede & Company as custodian for children,
        850 shares held by Cede & Company for David and Cynthia Bagley jointly and 500 shares held by
        L. Battle Bagley III for Bagley & Bagley Pension Trust.
(3)    Includes 11,565 shares held by wife.
(4)    Includes 3,418 shares held by wife.
(5)    Includes 5,577 shares held jointly with wife and 620 shares held jointly with three children and grandchildren.
(6)    Mr. Cox and Mr. Hayes are Named Executive Officers of the Company.
(7)    Includes 1,761 shares held by wife, 500 shares held by Smith Barney for benefit of James T. Cox IRA and
        1,000 shares held by Raymond James & Associates for benefit of James T. Cox IRA.
(8)    Includes 100 shares held jointly with wife as Trustee for child and 1,665 shares held by Raymond
        James & Associates for benefit of Gregory G. Dugger IRA.
(9)    Includes 6,740 shares held jointly with wife, 300 shares held jointly with wife as trustee for children and
        7,985 shares in trust for employees of Physicians & Surgeons, Inc.
(10)  Includes 9,540 shares held by wife.
(11)  Held jointly with wife.
(12)  Includes 280 shares held with wife.
(13)  Includes 17,250 shares held by wife and 7,985 shares held in trust for employees of Physicians & Surgeons, Inc.
(14)  Held jointly with wife.
(15)  Includes 1,500 shares held jointly with wife and 435 shares held by Raymond James & Associates for benefit of Edwin D. Moore IRA.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Pursuant to rules promulgated under the Exchange Act, the Company's directors, executive officers and any person holding more than ten percent (10%) of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC.  These persons are also required by SEC regulations to furnish the Company with copies of these reports.  Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates.

          Based solely on a review of the reports furnished to the Company and written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors, executive officers and ten percent (10%) holders during the 2002 fiscal year except that the following transactions were not timely reported on Form 4 but rather were reported on Form 5: exercises of options by Mr. Bevill in June 2002, Dr. Haney in March 2002, Mr. Rand Hayes in June 2002, and Mr. McNairy in June 2002.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

          The Bylaws of the Company currently state that the Board of Directors shall consist of not less than five (5) or more than thirty-five (35) members. Currently, the Board of Directors of the Company is made up of fourteen (14) members.  Effective as of the date of the Meeting, William A. McNairy will retire from the Board of Directors. In connection therewith the Boards of Directors of each of the Company and the Bank have determined to reduce the size of the Company's and the Bank's Board of Directors to thirteen (13) members.  As such, thirteen directors will be elected at the Meeting. The Board of Directors of the Company will also serve as the Board of Directors of the Bank.

          The persons herein named will be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.  Unless otherwise directed, it is the intention of the persons named in the proxy to vote the shares covered thereby for the nominees designated by the Company's Board of Directors as listed below.

          It is intended that the proxies solicited by the Company's Board of Directors will be voted FOR the election of the nominees named in the table below.  If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Company's Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Company's Bylaws and reduce the size of the Board of Directors.  At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

          The table below sets forth certain information regarding the nominees for election at the Meeting including the length that each person has been a director and the principal occupation or employment of such person for the last five (5) years.

Nominees	Age	Served as Director Since	Principal Occupation or Employment for Last Five (5) Years

David E. Bagley	49	4/22/93	President, Bagley & Bagley Insurance, Inc.

Johnny Bevill	67	10/19/81	Owner, Davis & Eslick Market (now retired)

James K. Blackburn, IV	60	4/07/83	Owner, Lairdland Farm Real Estate Broker

Wade Boggs	39	4/20/95	Owner, WashMaster Car Washes (no longer held) Commercial Rental Property and Investments

James H. Butler	56	4/05/84	Real Estate Broker, Owner, Butler Realty

James T. Cox	65	3/17/99	Chairman of the Board & CEO, First National Bank

Parmenas Cox (1)	91	10/19/81	Retired Senior Chairman of the Board, First National Bank

Gregory G. Dugger	53	4/22/93	Dentist

Charles D. Haney	48	4/22/93	Physician

James Rand Hayes	66	4/07/83	Owner, Hayes Properties

Mark A. Hayes	41	8/14/01	President, First National Bank

W. Harwell Murrey	68	10/19/81	Physician (now retired)

Bill Yancey	58	4/04/91	Farmer
(1)   Mr. Cox is the father of the Company's Chairman and Chief Executive Officer, James T. Cox.

          The Board of Directors of the Company has a Nominations and Compensation Committee which is responsible for recommending director nominees for election to the Board of Directors.  The committee will consider nominees recommended by any shareholder of the Company who delivers timely notice of the nomination in proper written form to the Company's secretary.  To be timely, the notice must be received not less than 120 days prior to the anniversary of the date that the previous year's proxy statement was mailed to shareholders if the annual meeting at which the director would be elected, if nominated, is held within 30 days of the anniversary of the prior year's meeting.  The notice must include certain biographical information about both the proposed nominee and the shareholder submitting the proposal as well as disclose the number of shares of Company Common Stock owned by each of the proposed nominee and the shareholder making the proposal.  The proposal must also contain the proposed nominee's written consent to being named as a nominee in the proxy statement and to serving on the Board of Directors if nominated and subsequently elected.  For a more complete summary of the procedure you are encouraged to consult the Company's bylaws.

         Unless directed otherwise by the shareholders, the enclosed proxy will be voted FOR the election of the nominees for directors listed.  The Company's management has no reason to believe at this time that the persons so nominated will be unable or will decline to serve if elected.

DESCRIPTION OF THE BOARD & COMMITTEES

          In 1999, the Company established a Nominations and Compensation Committee.  Prior to this action, the functions of this committee were handled by the Bank's Nominations and Compensation Committee.  Decisions regarding the Company's audit process are made by the joint Audit Committee of the Board of Directors of the Bank and the Company, subject to the approval of the Board of Directors of the Bank and of the Board of Directors of the Company as a whole.  The Board of Directors of the Company holds regular meetings every quarter and special meetings as called.

          Members of the Company's and the Bank's Nominations and Compensation Committees are the same. Serving on the two committees until the Board's organizational meeting on April 25, 2002 were Johnny Bevill, James H. Butler and W. Harwell Murrey. Named to the Nominations and Compensation Committees at the organizational meeting and serving for the balance of the year were David Bagley, Johnny Bevill and James K. Blackburn. None of the individuals serving on the Committees during the year were employed either by the Company or the Bank. The Nominations and Compensation Committee of the Company is responsible for recommending to the Board of Directors individuals to serve as directors while the Nominations and Compensation Committee of the Bank is responsible for recommending the compensation levels of certain of the Bank's executive officers. The Company's Nominations and Compensation Committee held one (1) meeting during 2002. The Bank's Nominations and Compensation Committee held eight (8) meetings during 2002.

          The Audit Committee reviews annual and interim reports of the independent auditors and provides advice and assistance regarding the accounting, auditing and financial reporting practices of the Company and the Bank.  Members of the Audit Committee serving for the year 2002 were David E. Bagley, Johnny Bevill, James K. Blackburn, Wade Boggs, Gregory G. Dugger and James Rand Hayes.  The Audit Committee met a total of nine (9) times during 2002.  In 1994, the Board first adopted a written charter for the Audit Committee that specified the Audit Committee's obligations.  On February 18, 2003, the Board of Directors of the Bank approved amendments to the Audit Committee's charter.  On March 18, 2003, the Board of Directors of the Company approved the same amendments. A copy of the Audit Committee Charter, as modified, is attached hereto as Appendix A.  All of the members of the Audit Committee are independent within the current listing standards adopted by the New York Stock Exchange, except that Mr. Bagley has an interest in an insurance agency that sells insurance products to the Bank.

          Membership on the Bank's Executive and Loan Committee consisted of all members of the Company's and the Bank's Board of Directors with the exception of Dr. Gregory G. Dugger and Dr. Charles D. Haney.  The Executive and Loan Committee is responsible for reviewing the Bank's loan portfolio and approving certain loans that exceed internally specified lending limits.

          During the fiscal year ended December 31, 2002 the Board of Directors of the Company held an organizational meeting after the annual shareholders meeting, four (4) regularly scheduled quarterly meetings and one (1) specially called meeting for a total of six meetings.  All of the directors who serve on the Board of Directors of the Bank also serve on the Company's Board of Directors.  During the year 2002, no incumbent director attended fewer than 75% of the total number of meetings of either the Company's or the Bank's Board of Directors or of any of the committees upon which such director serves.  The Board of Directors of the Bank has three (3) additional standing committees that oversee the Company's option plans and stock purchase plan.  One administers the First Pulaski National Corporation 1997 Stock Option Plan, one the First Pulaski National Corporation 1994 Employee Stock Purchase Plan and one the First Pulaski National Corporation 1994 Stock Option Plan for Outside Directors.  These committees meet only when needed, and none of them met during the year 2002.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

DIRECTOR COMPENSATION

          The directors of the Company and of the Bank, with the exception of Parmenas Cox, are compensated under a deferred compensation plan at the rate of $800 for each board meeting attended.  Mr. Cox is paid an equivalent amount, but is not eligible for participation in the deferred compensation plan.  Those directors of the Bank who serve on the Executive and Loan Committee of the Bank are compensated at the rate of $300 per committee meeting.  If meetings of the Executive and Loan Committee extend considerably beyond the usual length, the pay is at the rate of $400 per meeting, for those in attendance.  The membership of the Executive and Loan Committee consists of all but two of the members of the Bank's Board of Directors.  Additionally, directors who serve on the Audit Committee of the Bank receive $225 per meeting. Directors who serve on other committees of the Board of Directors of the Bank receive $100.00 per meeting.  James T. Cox and Mark A. Hayes, the only directors who are also employees of the Bank, receive director fees for meetings of the Board of Directors and Executive and Loan Committee meetings.

          In addition, the Company annually grants non-employee directors a non-qualified stock option to purchase 500 shares of Company Common Stock under the Company's 1994 Stock Option Plan for Outside Directors at an exercise price equal to the fair market value of the Company's Common Stock on the grant date.  Because there is a limited trading volume in the Company's Common Stock, the fair market value is determined by the Board of Directors based on a valuation provided by an independent, third party appraisal firm.  Fifty percent of the option vests immediately upon grant and fifty percent vests on the first anniversary of the grant date.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The following information is provided for (i) James T. Cox, the Company's Chairman of the Board and Chief Executive Officer, for Mark A. Hayes, the President of the Company and (ii) for Edwin D. Moore, the only other executive officer who received salary and bonus compensation in excess of $100,000 in 2002.  Mr. Cox, Mr. Hayes and Mr. Moore are collectively the Company's "Named Executive Officers".

SUMMARY COMPENSATION TABLE
Name and	Fiscal	Annual Compensation		Long Term Compensation	All Other
Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#) (1)	Compensation (2) ($)

James T. Cox Chairman of the Board & CEO of the Company and First National Bank	2002 2001 2000	$157,269 $154,100 $143,869	$5,634 $5,925 $5,203		$46,480 $42,855 $35,681

Mark A. Hayes President of the Company and First National Bank	2002 2001 2000	$148,288 $145,341 $134,786	$5,407 $5,586 $4,907		$41,310 $27,733 $20,711

Edwin D. Moore Executive Vice-President of First National Bank	2002 2001 2000	$109,118 $104,987 $99,938	$3,964 $4,155 $4,055	10,000	$17,765 $16,581 $15,605

___________________

(1)    Option grants to Named Executive Officers are reported in the year in which they are granted.

(2)    Represents for the fiscal years 2002, 2001 and 2000 respectively (i) Company contributions to a defined contribution plan in the amount of $23,460, $22,739 and $21,102 for Mr. Cox, $21,642, $21,243 and $19,597 for Mr. Hayes, and $16,022, $15,369 and $14,579 for Mr. Moore; (ii) premiums paid by the Company with respect to life insurance policies on the life of Messrs. Cox, Hayes and Moore payable to beneficiaries designated by Messrs. Cox, Hayes and Moore, of $4,421 $2,115 and $2,179 for Mr. Cox, $564, $546 and $732 for Mr. Hayes, and $1,513, $951 and $909 for Mr. Moore; (iii) directors fees paid by the Company and the Bank in the amount of $18,600, $18,000 and $12,400 for Mr. Cox and $18,900, $5,700 and $0 for Mr. Hayes, and (iv) interest paid by the Bank (for which Messrs. Cox, Hayes and Moore served as executive officers) on loans from which the proceeds were used to purchase Company Common Stock, as arranged by the Bank, to Mr. Hayes in the amount of $204, $244 and $382 and to Mr. Moore in the amount of $230, $261 and $117.

Option Grants in 2002

          The Company granted no options to Named Executive Officers during the year 2002.

Aggregate Option Exercises During 2002 and Fiscal Year-End Option Values

          The following table sets forth information about the number and year-end values of exercisable and unexercisable options held by the Company's CEO and its other named executive officers for the year ended December 31, 2002.

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
			At December 31, 2002		At December 31, 2002(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
James T. Cox	None	----	5,000	None	----	----
Mark A. Hayes	None	----	13,000	2,000	$6,000	----
Edwin D. Moore (2)	1,000	----	2,000	7,000	----	----

___________________

(1)   Price quotations for the Company's Common Stock are not available on NASDAQ or on any other quotation service.  The Company's Board of Directors has historically determined the "fair market value" of the Company's Common Stock for purposes of the Company's stock option plans, employee stock purchase plans, and employee stock ownership plans, based upon a valuation provided by an independent third party appraisal firm.  The option value shown for December 31, 2002, is based upon the difference between $31.00, the most recent valuation (which was dated September 30, 2002) and the exercise prices of the options.  Shares of the Company's Common Stock have traded at prices considerably higher than the "fair market value" determined by the Board of Directors, although except for repurchases made by the Company, such trading has been sporadic and in limited amounts.  The Company believes that such trades in 2002 took place at prices between $35.00 and $50.00.  The Company further believes that the majority of such trades in 2002 took place at prices between $44.00 and $50.00, but the Company does have knowledge of one trade that took place at $35.00.  At a value of $50.00 per share for the Company's Common Stock, the amounts shown for exercisable and unexercisable options, respectively, would be $85,000 and $0 for Mr. Cox, $253,000 and $34,000 for Mr. Hayes and $32,000 and $112,000 for Mr. Moore.

(2)   Edwin D. Moore exercised stock options during 2002 in the amount of 1,000 shares.  The value realized on the exercise of his options, as shown in the table, is based upon the difference between $31.00, the most recent valuation (which was dated September 30, 2002) and the exercise price of his options.  Using the value of $50.00 per share for the Company's Common Stock, as discussed in footnote (1) above, the value realized would have been $19,000.

BOARD COMPENSATION COMMITTEE REPORT

          Because the Chairman of the Board and Chief Executive Officer and the President of the Bank are employees of the Bank, matters of executive compensation, including bonuses, are determined by the Nominations and Compensation Committee of the Board of Directors of the Company, subject to the approval of the Board of Directors of the Company.

       In setting the 2002 compensation of James T. Cox, Chairman of the Board and Chief Executive Officer, and Mark A. Hayes, President, of both the Bank and the Company, the Nominations and Compensation Committee of the Company (the "Committee") reviewed a Tennessee Banking Association survey of compensation levels for Chief Executive Officers and Presidents of Middle Tennessee banks or bank holding companies with assets of $100-500 million and also reviewed compensation surveys conducted by other providers of peer group data.  Decisions regarding compensation were made in view of these sources of information with the intent to compensate the Chairman of the Board and the President with amounts comparable to the chairmen and presidents, respectively, of other financial institutions of similar size that are located in similar markets.  In determining compensation levels, the Committee further reviewed: (1) the Bank and the Company's overall financial performance in 2001, considering in particular, asset quality and growth, net income, earnings per share and return on equity compared to the previous year, and (2) the Chairman of the Board and the President's direct business contribution to the Bank.

           The 2002 Compensation levels for the remaining executive officers, Edwin Moore and Harold Bass, were based on similar criteria and considerations as well as the recommendations of the Chairman of the Board and the President to the Committee and the Board of Directors.

          Executive Officers were eligible for, and received, a cash bonus as well under the Company's Bonus Program as determined by the Board of Directors based upon the Company's overall financial performance.  The decision of the Committee and the Board of Directors to award bonuses was based upon the Committee's and the Board of Directors' belief that the Company's financial performance was sound and consistent with the Company's past performance.  No specific quantitative performance measure (of the Company, the Bank or any individual) was used to determine the amount of bonus awarded.  Instead, bonuses for executive officers, including the Chairman of the Board and the President, were given in a manner similar to the bonuses granted to all full-time employees of the Bank or the Company, with the amount awarded being most closely tied to that employee's weekly salary.

David Bagley
Johnny Bevill
James K. Blackburn

          The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT FOR 2002

       The primary function of our committee is oversight of the Company's financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements.  The Board of Directors, in its business judgment, has determined that the members of the committee, with the exception of Mr. Bagley, are "independent," under the current listing standards of the New York Stock Exchange.  Our committee acts under a charter, a copy of which is attached to this proxy statement as Appendix A. We review the adequacy of the charter at least annually.  Our members are not professionally engaged in the practice of accounting or auditing, and are not experts in either of those fields or in auditor independence.

          In carrying out our responsibilities, we look to management and the independent auditors.  Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the financial reporting process and internal controls.  The independent auditors are responsible for auditing the Company's annual financial statements in accordance with generally accepted auditing standards and expressing an opinion as to the statement's conformity with generally accepted accounting principles.

          In performance of our oversight function, we have reviewed and discussed the consolidated financial statements with management and Putman & Hancock, Certified Public Accountants, the independent auditors.  Management and Putman & Hancock told us that the Company's consolidated financial statements were fairly stated in accordance with generally accepted accounting principles.  We discussed with Putman & Hancock matters covered by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended.

          We have also discussed with Putman & Hancock their independence from the Company and management, including the matters in Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the letter and disclosures from Putman & Hancock to us pursuant to Standard No. 1.  We considered whether non-audit services provided by Putman & Hancock to the Company are compatible with maintaining the auditor's independence.

          We discussed with Putman & Hancock the overall scope and plans for its audit.  We met with Putman & Hancock to discuss the results of its examinations, its evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

          Based on the matters referred to above, in reliance on management and Putman & Hancock, and subject to the limitations of our role, we recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

          We have also recommended to the Board of Directors, and the Board of Directors has appointed, Putman & Hancock to audit the Company's financial statements for 2003, subject to shareholder ratification of that appointment.

David E. Bagley	Johnny Bevill, Chairman	James K. Blackburn
Wade Boggs	Gregory G. Dugger	James Rand Hayes

           The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

          Set forth below is a graph comparing the annual change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Index and The Carson Medlin Company's Independent Bank Index, for the period of five years beginning December 31, 1997 and ended December 31, 2002.

          The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

	1997	1998	1999	2000	2001	2002
FIRST PULASKI NATIONAL CORPORATION	100	83	115	127	130	134
INDEPENDENT BANK INDEX	100	113	105	97	113	141
NASDAQ INDEX	100	141	252	157	125	86

The cumulative total return reflected in the graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1997 and that all dividends were reinvested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Serving on the Nominations and Compensation Committee of the Company until the Board's organizational meeting on April 25, 2002 were Johnny Bevill, James H. Butler and W. Harwell Murrey. Named to the Nominations and Compensation Committee at the organizational meeting and serving for the balance of the year were David Bagley, Johnny Bevill and James K. Blackburn.  None of these persons at any time during fiscal 2002 was an employee of the Company or the Bank.  In addition, none of these persons has at any time been an officer of the Company or the Bank.  In addition, there are no relationships among the Company's executive officers, members of the Nominations and Compensation Committee of the Company or entities whose executives serve on the Board of Directors or the Nominations and Compensation Committee of the Company that require disclosure under applicable SEC regulations concerning relationships between management and the Company or the Bank or concerning indebtedness of management to the Company or the Bank.  No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Nominations and Compensation Committee.  No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Nominations and Compensation Committee.  No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Some of the Company's officers and directors at present, as in the past, are customers of the Bank, and some of the Company's officers and directors are directors and officers of corporations or members of partnerships that are customers of the Bank.  As such customers, they had transactions in the ordinary course of business in 2002 with the Bank, including borrowings, all of which were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.  In the opinion of the Board of Directors, these loans did not involve more than a normal risk of collectability or present any other unfavorable features.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF AUDITORS

          The Company has appointed, and the shareholders are requested to ratify this appointment, the firm of Putman & Hancock, Certified Public Accountants, of Fayetteville, Tennessee, as the independent audit firm of the Company for the year ending December 31, 2003.  James M. Putman and his associates, have been the Company's auditors since 1981 and the Board of Directors considers the firm of Putman & Hancock to be well qualified.  A representative of Putman & Hancock is expected to attend the shareholder's meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders.  Shareholders should recognize that the ratification of approval of Putman & Hancock, Certified Public Accountants, does not preclude the Company from subsequently determining to change independent accountants if it determines such action to be in the best interests of the Company.

         Putman & Hancock in 2002 provided the following audit services:  examination of financial statements of the Company, its subsidiaries and related entities, including those in the Annual Report to Shareholders and in reports filed with the Securities and Exchange Commission and others and limited reviews of the Company's interim financial statements.

          Proxies solicited by management will be voted in favor of the ratification of the selection of Putman & Hancock, Certified Public Accountants as the Company's independent audit firm unless shareholders specify a contrary choice in their proxies.

Fees Billed to the Company by Putman & Hancock During 2002

          Audit Fees.  The aggregate audit fees billed or to be billed to the Company by Putman & Hancock for professional services rendered for the audit of the Company's annual financial statements and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $45,740.00.

          Financial Information Systems Design and Implementation Fees.  Putman & Hancock did not bill any fees to the Company for professional services regarding financial information systems design and implementation.

          All Other Fees.  The aggregate fees billed or to be billed to the Company by Putman & Hancock for all services rendered to the Company, including tax related services, but excluding audit fees and financial information systems design and implementation fees, totaled $11,184.00.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PUTMAN & HANCOCK, CPA'S, AS THE COMPANY'S INDEPENDENT AUDITORS.

SHAREHOLDERS' PROPOSALS

          In order for any proposals by shareholders to be included in the Company's 2004 proxy statement and to be considered at the 2004 annual meeting, all such proposals intended for presentation at the 2003 annual meeting must be mailed to Harold Bass, Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, Pulaski, Tennessee 38478 and must be received no later than December 3, 2003.

          Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

          For any other shareholder proposals to be timely (but not considered for inclusion in the Company's 2004 proxy statement) a shareholder must forward such proposal to Mr. Bass at the address set forth above prior to February 16, 2004.

ANNUAL REPORT AND FORM 10-K

           The annual report of the Company to its shareholders for the calendar year 2002 is being delivered with this proxy statement.

           Copies of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K will be mailed to shareholders without charge, upon written request made to: Harold Bass, Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, P.O. Box 289, Pulaski, Tennessee, 38478, (931) 363-2585.

                                                                               By order of the Board of Directors

                                                                                                          /s/Harold Bass

                                                                                Harold Bass
                                                                                Corporate Secretary

FIRST PULASKI NATIONAL CORPORATION
PULASKI, TENNESSEE

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 24, 2003
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

PLEASE SIGN AND RETURN

          Know all men by these presents that I, the undersigned shareholder of the First Pulaski National Corporation, do hereby nominate, constitute and appoint Parmenas Cox, Johnny Bevill and Harold Bass, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all the Common Stock of said Corporation standing in my name on its books on March 18, 2003, at the annual meeting of its shareholders to be held at the First National Bank of Pulaski Cox and Curry Center, 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 24, 2003, at 1:00 P.M., CDT or any adjournment or adjournments thereof, with all power the undersigned would possess if personally present as follows:

(1)   Election as Directors of the thirteen (13) persons listed below:

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
all nominees listed except as marked to the contrary below. No mark through will be indicated as a vote for the named individual.	all nominees listed below

David E. Bagley	Johnny Bevill	James K. Blackburn, IV
Wade Boggs	James H. Butler	James T. Cox
Parmenas Cox	Gregory G. Dugger	Charles D. Haney
James Rand Hayes	Mark A. Hayes	W. Harwell Murrey
Bill Yancey

IF YOU DESIRE TO VOTE AGAINST ANY ONE OF THE INDIVIDUALS LISTED ABOVE, SIMPLY STRIKE THROUGH HIS OR HER NAME.

(2)   Ratification of the selection of Putman and Hancock, Certified Public Accountants, for professional services for the current year:
FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

(3)    Whatever other business may be brought before the meeting or any adjournment or adjournments thereof.  Management at present knows of no other business to be presented at the meeting.

          THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS "AGAINST" OR "ABSTAIN" IS INDICATED.  IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT UNLESS OTHERWISE INDICATED BELOW.

          TO WITHHOLD DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS AT ANNUAL MEETING, CHECK BLOCK. [    ]

          The management recommends a vote of "FOR" each of the listed propositions.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

          IN WITNESS WHEREOF, I have hereunto set my hand this the _____ day of ___________________, 2003.

Number of shares:________

                                                     _________________________________________________________

                                                     _________________________________________________________
                                                     Signature of Shareholder(s), including title when signing as attorney, executor, administrator, trustee, guardian or
                                                     corporate officer. All co-owners must sign.

APPENDIX A

AUDIT CHARTER
FOR
JOINT AUDIT COMMITTEE FOR THE BOARDS OF DIRECTORS
FIRST NATIONAL BANK OF PULASKI
AND
FIRST PULASKI NATIONAL CORPORATION

A.                TITLE

The title of this Committee shall be the Audit Committee of the Board of Directors of First National Bank of Pulaski (the "Bank") and First Pulaski National Corporation (the "Company"), as the case may be.

B.                COMPOSITION

The Board of Directors of each of the Bank and the Holding Company shall elect annually an Audit Committee comprised of not fewer than four directors, and the Audit Committee's composition will meet the applicable definition of the New York Stock Exchange (the "NYSE") with respect to independence of its members.  One of the members shall be appointed Chairman of the Audit Committee.

As required by the NYSE definitions, all of the members will be directors who have no relationship to the Bank or the Holding Company that may interfere with the exercise of their independent judgment in carrying out the responsibilities of a director (unless as to one non-independent member the Board under exceptional and limited circumstances determines that membership is required by the best interests of the Bank, the Company, and the Company's shareholders).

C.                DUTIES AND RESPONSIBILITES

  The Audit Committee is a standing committee of each of the Board of Directors of the Company and the Bank, as the case may be.  The Committee provides a liaison between the Board of Directors, management, regulatory examiners, external auditors, the internal auditors, loan review officer, and compliance officer. The purposes of the Committee are to provide assistance to the Board of Directors in fulfilling its statutory and fiduciary responsibilities for examination of the Company and the Bank and to determine that the Company and the Bank each have adequate administrative, operating, and internal accounting controls and are operating in accordance with their prescribed procedures and codes of conduct.  The Audit Committee's monitoring responsibility recognizes that the Company's and the Bank's management are responsible for preparing the Bank's financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that the Company's and the Bank's financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Company and the Bank and each of their financial reports than do the Audit Committee members; consequently, in carrying out its responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company's or the Bank's financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company's or the Bank's financial statements are true and complete or are in accordance with generally accepted accounting principles.  The primary duties and responsibilities of the Committee shall be to:

  Revised February 18, 2003                                                           page 1                                                                            Audit Charter

    Review reports prepared by the Internal Auditing Department related to overall auditing activities, significant findings and recommendations and to monitor management's responses thereto.
    Review and approve the annual audit plan of the Internal Auditing Department for the conduct of audits and other reviews of the Company and the Bank and monitor adherence to the plan.
    Review reports prepared by the Loan Review Officers related to loans reviewed and exceptions noted during the reviews.
    Review reports of compliance reviews and findings by the Compliance Officer.
    Review the internal quarterly evaluation of the Allowance for Loan and Lease Losses.
    Select the external auditor, approve their compensation, evaluate their performance and review any comments included in the external auditor's "Management Letter" related to internal controls of the Company or the Bank.
    Review all regulatory examination reports of the Bank and monitor management's response to said reports.
    Review details of all known or suspected defalcations involving any Director, officer, or employee of the Bank. Review details of all robberies, mysterious disappearances or defalcations exceeding $1,000.
    Assure the adequacy of the audit, compliance, and loan review staffing, independence, and training.
    Report to the Board of Directors of the Bank and/or the Company, as the case may be, summarizing the work performed in fulfilling the Audit Committee's primary responsibilities. Written minutes shall be taken of all Committee meetings by a secretary appointed by the Committee for such purposes.
    Review the Company's quarterly report on Form 10-Q, including the Company's interim financial results and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" with management, the external auditor and the internal auditors prior to the filing of that report with the SEC.  The Committee will also review the Chief Executive Officer and the Chief Financial Officer their certifications in and/or accompanying such report;
    Review and discuss annually with the external auditor the matters required to be discussed by SAS 61 and SAS 90 as amended or supplemented.  Review with management, the external auditor, and the internal auditors the Company's financial statements and the disclosures in the Form 10-K, including those under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and following such review, recommend to the full Board that such audited financial statements be included in the annual report Form 10-K and filed with the SEC.  The Committee will also review with the Chief Executive Officer and Chief Financial Officer their certifications in and/or accompanying such report;
    Request from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Bank that may impact the objectivity and independence of the outside auditors, consistent with Independence Standards Board Standard Number 1 and the provisions of the Sarbanes-Oxley Act of 2002, then applicable to the Company;
    Discuss with the outside auditors in an active dialogue any such disclosed relationships and their impact on the outside auditors' independence;
    If determined appropriate by the Committee, recommend that the Board take appropriate action in response to the outside auditor's report to ensure the outside auditor's independence.
    Approve in advance all auditing services and permissible non-audit services to be performed by the external auditor (including the fees and terms thereof); and
    Ensure that the external auditor provides the Committee with timely reports, which the Committee reviews, of (1) all critical accounting policies and practices, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the effects of using such alternatives, and the treatment preferred by the independent auditing firm, and (3) other material written communications between the independent auditor and management.

Revised February 18, 2003                                                  page 2                                                                         Audit Charter

The Committee shall review annually and submit for inclusion in the Company's annual meeting proxy statement an Audit Committee Report setting forth the information required by the proxy rules of the Securities and Exchange Commission, including the fact that the Committee has discussed with the outside auditors matters relating to their independence and matters relating to SAS No. 61 and No. 90 and the fact that the Committee has recommended to the Board that the audited financial statements be included in the Company's Form 10-K.

D.                ENGAGEMENT CONSIDERATIONS

First Pulaski National Corporation (the "Company") is required under Securities and Exchange Commission rules and regulations to have an independent financial audit performed annually by Certified Public Accountant.

External Audits

The Committee will engage the external auditors.  An engagement letter will be accepted and must be sufficient in scope to render an opinion on the consolidated financial statements.

Under the 12 CFR 363 guidelines section "Role of the Independent Public Accountant," certain requirements for peer review are discussed.  The Company will choose an external auditor that participates in a peer review consistent with American Institute of Certified Public Accountants (AICPA) and Securities and Exchange Commission (SEC) standards.  The results of the peer review are available to management and the board of directors for inspection.  Prior to engaging an external auditor, the Company will verify that the external audit firm has met the general qualifications, the terms of independence, and a review by a peer committee, per AICPA and SEC standards.

The board of directors and management of the Company and the Bank, take responsibility for the combined financial statements of the corporations.  It is the external auditors' responsibility to render an opinion on the financial statements based on their audit.  If a management letter, or any document prepared by the external auditors that contains significant suggestions or recommendations regarding the bank's financial statements and reporting, is received from the external auditors, a copy of this document will be filed with the appropriate federal and state banking agencies.

Upon the engagement, dismissal, or resignation of its external auditor, the Company and the Bank will notify the Securities and Exchange Commission, any other appropriate federal banking agency, and any appropriate financial institution supervisor, and the accountant named therein in writing of the event, including the reasons the change of external auditors was made.

The Company expects auditors to perform the audit in accordance with GAAS, which require that the external auditors plan and perform the audit in a manner that reasonably ensures that the financial statements are free of material misstatements.

It is the responsibility of the Audit Committee to determine that the outside auditor is in compliance with the registration requirements of the Sarbanes Oxley Act of 2002 and the implementing rules of the SEC.

The audit committee must pre-approve any non-audit services which are allowed by Sarbanes Oxley. Any services classified as "prohibited non-audit services" in section 20, subsection (g) shall not be performed by the outside auditor.

Responsibilities of External Auditors

An outside independent audit will be performed on an annual basis. After the audit is performed, the Company's

Revised February 18, 2003                                                page 3                                                                        Audit Charter

 Board of Directors expect the external auditors to issue a report containing their opinion of whether the financial statements fairly present in all material respects the financial position of the Company and the results of its operations of its cash flows for the fiscal year, in conformity with GAAP.

All findings of the outside independent audit will be reported directly by the external auditors to the holding company board of directors.  The external auditor is required to allow any of the corporation's or subsidiary bank's regulatory bodies to review work papers upon request.

The external auditor may be engaged to provide support in scope and methodologies for the internal auditor. Such assistance will pertain to the establishment of stronger internal controls and consulting on establishing operating policies and procedures.

The independence of the external auditor is also vital.  Therefore, the board has adopted the following to ensure that the external auditor's independence is not impaired:
    First National Bank will not extend credit to any partner of the external auditor's firm or to any individual employed by the firm who is working on the engagement.
    All contact with the external auditors will be on a contract basis, and at no time will external auditors make management decisions.
    First Pulaski National Corporation and the external auditing firm will not share any of the same directors.
    Members of the external audit firm must not hold stock in First Pulaski National Corporation.

It will be the responsibility of the outside auditor to comply with the applicable provisions of the Sarbanes Oxley Act of 2002 and the SEC implementing rules.  These responsibilities include, but are not limited to, registration with and review by the Public Company Accounting Oversight Board, and compliance with requirements relating to timely reports to the audit committee.

Types of Regulatory Information to be Provided to the External Auditor

The Company's directors and management understand that they may request the auditors to attend examination exit conferences on the completion of fieldwork or other meetings between the supervisory examiners and the Company's directors or management.

The Company is mindful of the requirements of confidentiality with information contained in its examination reports, inspection reports, and supervisory discussions.

Section 36 of the FDIA (12 USC 183(m), as added by FDICA, and section 7(a) of the FDIA (12 USC 1817(a), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, require that copies of various confidential regulatory reports and supervisory actions be given to external auditors. Information to be given includes:
    Most recent call reports.
    Most recent examination report and other related correspondence
    Any supervisory actions, such as memoranda of understanding or written agreements against the institution or its affiliates.

  The Company will ensure that the independent auditors understand the confidentiality requirements regarding the reports of examination and any other documents they receive.

  Revised February 18, 2003                                                page 3                                                                        Audit Charter

E.                MEETINGS

The Audit Committee shall meet at least once during the first and second month of each quarter or more often if necessary to discharge the responsibilities established by this Charter.  The first month of each quarter Internal Audit will report to the committee and the Credit Administrator will review the Allowance for Loan and Lease Losses with the committee.  Loan Review and Compliance will report on the second month meeting.  The Committee may request the presence of management at any committee meeting it deems prudent.

F.                 LEGAL COUNSEL

The Bank's legal counsel shall be available to the Audit Committee for advice or counsel at any time that the committee deems necessary.  The Committee shall also have the authority to retain, at the Company's expense, outside legal, accounting or other advisors without prior permission of the Board of Directors or management.  Such counsel shall be independent of the Company or the Bank.

Revised February 18, 2003                                                                         page 4                                                                                        Audit Charter